UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 30, 2008

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 30, 2008, First Niagara Financial Group, Inc. (“First Niagara”) and Great Lakes Bancorp, Inc. (“Great Lakes”), the holding company for Greater Buffalo Savings Bank, jointly announced that they had received all necessary regulatory approvals to proceed with the acquisition of Great Lakes by First Niagara. Additionally, the companies announced that all election materials for receipt of cash or First Niagara stock in the exchange were mailed on or about January 14, 2008 and that the election period will expire on February 11, 2008. A copy of the press release is included as exhibit 99.1 to this report.

As previously reported, on September 10, 2007 First Niagara Financial Group, Inc., the holding company for First Niagara Bank, and Great Lakes Bancorp, Inc., the holding company for Greater Buffalo Savings Bank, jointly announced that they had entered into a definitive Agreement and Plan of Merger under which Great Lakes will merge into First Niagara. It is expected that the acquisition will be completed in the first quarter of 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press release dated January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: January 30, 2008	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)